UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2005

CNL HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2005, CNL Hospitality Partners, LP, a wholly-owned subsidiary of CNL Hotels & Resorts, Inc. (the “Company”), entered into a $200 million senior secured revolving credit facility (the “Revolver”). The Revolver was arranged by Banc of America Securities LLC as Sole Lead Arranger and Sole Book Manager. Bank of America, N.A. is the Administrative Agent. The syndicate of participating financial institutions also includes Barclay’s Capital, Calyon New York Branch, Citibank North America Inc., Deutsche Bank Trust Company Americas and Wachovia Bank NA. The Company has an interest in an unconsolidated joint venture that has a $300 million loan with Barclay’s Capital.

The Revolver has an initial maturity date of September 30, 2008. The initial interest rate is LIBOR plus a 225 basis point margin, with provision for potential decreases in the rate during the term based upon decreases in the Company’s leverage level. Approximately $69 million of the Revolver was drawn at closing to retire the remaining balance of a $353 million senior secured term loan one year prior to its scheduled maturity.

The Revolver is collateralized by 25 hotel and resort properties, and contains restrictive covenants, as defined in the Revolver agreement, which requires the Company to, among other things, (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants including a restriction on the amount of distributions to shareholders in excess of a specified measure. Interest-only payments are due monthly with the entire principal balance due at the anticipated maturity date in September 2008.

On October 5, 2005, the Company issued a press release filed herewith as Exhibit 99.1 announcing the closing of the Revolver, the complete text of which is incorporated in this Item 1.01 by reference thereto.

Certain statements and information included in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the federal securities laws and regulations. These forward-looking statements are based on current expectations, estimates and projections about future events, including the risk of change in the interest rate of the Revolver, the ability to refinance the Revolver following its maturity and the anticipated use of the remaining amounts under the Revolver. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. These risks are discussed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004, as amended. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant

The disclosure required by this Item 2.03 is included in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits
Exhibit 99.1 Press release dated October 5, 2005 (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: October 5, 2005	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President & Chief Accounting Officer

Exhibit Index

Exhibit 99.1	Press release dated October 5, 2005 (Filed herewith).